FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is entered into as of September 10, 2007, by and between ST. RITA’S MEDICAL CENTER, an Ohio nonprofit corporation (“Seller”), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Buyer”), with reference to the following Recitals:

R E C I T A L S

A. Seller and Buyer have previously entered into that certain Purchase and Sale Agreement dated as of August 14, 2007 (the “Purchase Agreement”), wherein Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, those certain “Properties” more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Seller and Buyer desire to amend the Purchase Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

1. Definitions. All initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement unless the context clearly indicates otherwise. As of the date hereof, all references to “the Agreement” or “this Agreement” in the Purchase Agreement or in this First Amendment shall mean and refer to the Purchase Agreement as amended by this First Amendment.

2. Due Diligence Completion Date. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties hereby acknowledge and agree that September 10, 2007, is the Due Diligence Completion Date, except with respect to the Surveys and Title Commitments.

3. Surveys and Title Commitments Contingency. Notwithstanding anything to the contrary contained in the Purchase Agreement, the parties hereby acknowledge and agree that Section 12(b) of the Purchase Agreement is hereby amended to include the below referenced sub-section immediately following sub-section 12(b)(vi):

“(vii) Buyer shall have received the Surveys and Title Commitments for all of the Properties from Seller and shall have, at Buyer’s discretion, satisfied itself with respect to all survey and title matters affecting the Properties and agreed upon a final proforma title policy for each of the Properties with the Title Company and, to the extent applicable, Seller.”

4. Effect of this First Amendment. Except as amended and/or modified by this First Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement are and shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Purchase Agreement, the provisions of this First Amendment shall control. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Purchase Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

5. Counterparts. This First Amendment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the date first referenced above.

SELLER:	ST. RITA’S MEDICAL CENTER, an Ohio nonprofit corporation
By: /s/ William Roe Name: William Roe Title: CFO
BUYER:	TRIPLE NET PROPERTIES, L.L.C., a Virginia limited liability company
By: /s/ Richard T. Hutton Name: Richard T. Hutton Title: Executive Vice President